Exhibit 10.3

TYPTAP INSURANCE GROUP, INC.

SHAREHOLDERS AGREEMENT

February 26, 2021

i

8.06	Specific Performance	34
8.07	Submission to Jurisdiction; No Jury Trial	34
8.08	Counterparts	35
8.09	Governing Law	35
8.10	Headings	35
8.11	Construction	35
8.12	Severability	35
8.13	Conflicts With Company Organizational Documents	35

ANNEX A	Registration Rights
ANNEX B	Officers

EXHIBIT A	Form of Joinder to Shareholders Agreement
EXHIBIT B	Spousal Consent

ii

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of February 26, 2021 (the “Effective Date”), by and among TypTap Insurance Group, Inc., a Florida corporation (the “Company”), CB Snowbird Holdings, L.P., a Delaware limited partnership (“Centerbridge”), HCI Group Inc., a Florida corporation (“Parent”), the Management Shareholders (as defined below) and each other Person who becomes a Shareholder (as defined below) in accordance with the terms of this Agreement. Parent, Centerbridge and any other shareholder of the Company who agrees in writing to become bound by this Agreement following the Effective Date, and each of their respective successors and permitted assignees, are collectively referred to herein as the “Shareholders” and each individually as a “Shareholder.”

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of February 26, 2021, by and among Parent, the Company and Centerbridge (the “Purchase Agreement”), on the date hereof, Centerbridge acquired 10,000,000 shares of Preferred Stock (as defined below) of the Company, comprising 9,000,000 shares of Series A-1 Preferred Stock of the Company, $0.001 par value per share (the “Voting Senior Preferred Shares”) and 1,000,000 shares of Series A-2 Preferred Stock of the Company, $0.001 par value per share (the “Non-Voting Senior Preferred Shares” and, together with the Voting Senior Preferred Shares, the “Senior Preferred Shares”);

WHEREAS, upon the closing of the transactions contemplated by the Purchase Agreement and concurrently with the execution and delivery of this Agreement and the acquisition of the Senior Preferred Shares by Centerbridge, Parent has issued to Centerbridge warrants to purchase 750,000 shares of common stock of Parent on the terms, and subject to the conditions, set forth therein (the “Parent Warrants”) and Parent and Centerbridge have executed and delivered a Guarantee Agreement, dated as of the date hereof, pursuant to which, among other things, Parent has agreed to guarantee certain of the Company’s obligations with respect to the Senior Preferred Shares, on the terms and subject to the conditions set forth therein (the “Guarantee”);

WHEREAS, concurrently with the execution and delivery of this Agreement, pursuant to the Purchase Agreement, the Company has adopted the TypTap Insurance Group, Inc. 2021 Equity Incentive Plan (the “TypTap Equity Incentive Plan”); and

WHEREAS, Parent, the Company and Centerbridge each desire to enter into this Agreement, among other things, to establish certain rights and obligations among them relating to the governance of the Company and to the Equity Securities (as defined below), all as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. Notwithstanding the foregoing, the portfolio companies (including Parent, the Company and their respective Subsidiaries) of investment funds or accounts organized, managed or advised by Centerbridge Partners, L.P. or any of its Affiliates will not be deemed to be Affiliates of Centerbridge for purposes of this Agreement.

“Affiliate Transfer” means a Transfer of Equity Securities from a Shareholder that is not a natural person to an Affiliate of such Shareholder, and “Affiliate Transferee” shall have the corresponding meaning.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the certificate of formation of the Company, as amended from time to time.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks located in the State of New York or the State of Florida are authorized or obliged to close.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

“Centerbridge” has the meaning set forth in the preamble.

“Centerbridge Director” has the meaning set forth in Section 2.02(c).

“Centerbridge Parent Board Designee” means any individual designated by Centerbridge for appointment or nomination by Parent for election as a director on the Parent Board pursuant to clauses (a), (b) or (f) of Section 2.4, whether such individual has been proposed or designated for such appointment or nomination, is standing for election as director on the Parent Board, or is then serving on the Parent Board. For the avoidance of doubt, only one individual may be a Centerbridge Parent Board Designee at any particular time, and the Centerbridge Parent Board Designee and the Centerbridge Director (i.e., Centerbridge’s appointee to serve as a director on the Company’s Board of Directors) may be the same individual or different individuals.

“Charitable Gifting Event” means any Transfer by a Shareholder, or any subsequent Transfer by such Shareholder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described in Section 501(c)(3) of the Code.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time.

“Combined Returns” has the meaning set forth in Section 6.04(c).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Common Shares of the Company, $0.001 par value per share.

“Company” has the meaning set forth in the preamble.

“Company Registrable Securities” means (i) any Senior Preferred Shares held (directly or indirectly) by Centerbridge or any of its Affiliates, (ii) any Common Shares issued or issuable upon the conversion of the Senior Preferred Shares and (iii) any equity securities of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Conflicted Action” has the meaning set forth in Section 2.02(g)(iii)(B).

“Convertible Security” has the meaning set forth in Section 6.01(b).

“Covered Persons” has the meaning set forth in Section 2.07.

“Deemed Liquidation Event” has the meaning set forth in the Articles of Incorporation.

“Director” means any member of the Board.

“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Drag-Along Shareholder” has the meaning set forth in Section 3.03(a).

“Drag-Along Transaction” has the meaning set forth in Section 3.03(a).

“Drag-Along Transaction Notice” has the meaning set forth in Section 3.03(d).

“Drag-Along Transaction Period” has the meaning set forth in Section 3.03(e).

“Dragged Shareholder” has the meaning set forth in Section 3.03(a).

“Effective Date” has the meaning set forth in the preamble.

“Employer” means, with respect to any Management Shareholder or Officer, Parent, the Company or any of their respective Affiliates by which such Management Shareholder or Officer is principally employed or to which such Management Shareholder or Officer provides services, as applicable.

“Equity Securities” means any equity securities of the Company, including the Common Shares, the Voting Senior Preferred Shares, the Non-Voting Senior Preferred Shares and any other Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Limited Liability Company” means, with respect to any individual, any limited liability company created for the sole benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Family Limited Partnership” means, with respect to any individual, any limited partnership created for the sole benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Family Member” means, with respect to any individual, any Related Person, Family Trust, Family Limited Liability Company or Family Limited Partnership of such individual.

“Family Trust” means, with respect to any individual, any trust created for the sole benefit of such individual or one or more of such individual’s Related Persons.

“Federal Combined Return” has the meaning set forth in Section 6.04(c).

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GAAP” means United States generally accepted accounting principles.

“Guarantee” has the meaning set forth in the Recitals.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“IPO” means the first underwritten public offering and sale of Equity Securities for cash pursuant to an effective registration statement (other than Form S-4, S-8 or a comparable form) under the Securities Act.

“Key Man Event” has the meaning set forth in Section 2.03.

“Liquidation Amount” has the meaning given to such term with respect to the Senior Preferred Shares in the Articles of Incorporation.

“Management Shareholder” means any Shareholder that is a current or former employee of the Company, including any employee who receives Common Shares under the TypTap Equity Incentive Plan, and holds issued Equity Securities equal to or exceeding 1% or more of the Company’s issued capital stock.

“Minimum Ownership Threshold” means that Centerbridge and its Affiliates collectively continue to Beneficially Own at least 3,300,000, in aggregate, of Equity Securities comprising either, or a mixture of, (i) Senior Preferred Shares or (ii) Common Shares issued upon conversion of the Senior Preferred Shares, in each case as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event.

“New Company Securities” has the meaning set forth in Section 6.01(b).

“New Issue Notice” has the meaning set forth in Section 6.01(c).

“Notice of Acceptance” has the meaning set forth in Section 6.01(c).

“Officer” means any officer of the Company.

“Order” means any decision, decree, order, writ, judgment, stipulation, award, injunction (whether temporary, preliminary, or permanent), temporary restraining order or other order in any suit or proceeding by any Regulatory Agency.

“Original Meeting Agenda” has the meaning set forth in Section 2.02(g)(ii).

“Parent” has the meaning set forth in the preamble.

“Parent Board” means the Board of Directors of Parent.

“Parent Board Designation Condition” means that Centerbridge and its Affiliates continue to meet the Minimum Ownership Threshold.

“Parent Registrable Securities” means (i) any common shares of Parent issued or issuable upon the conversion of the Parent Warrants and (ii) any equity securities of Parent or any Subsidiary of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of divided, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other registration.

“Parent Warrants” has the meaning set forth in the Recitals.

“Permitted Transfer” has the meaning set forth in Section 3.01(b).

“Permitted Transferee” has the meaning set forth in Section 3.01(b).

“Person” means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof.

“Personal Representative” means the successor or legal representative (including a guardian, executor, administrator or conservator) of a dead or incompetent Shareholder.

“Preferred Stock” means shares of the Company’s preferred stock, without par value per share.

“Prime Rate” means the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

“Proposed Purchaser” has the meaning set forth in Section 3.01(d).

“Proposed Tag Transfer” has the meaning set forth in Section 3.02(a).

“Public Offering” means any sale or distribution by the Registrant, one of its Subsidiaries or Centerbridge to the public of common equity or other securities convertible into or exchangeable for common equity of the Registrant pursuant to an offering registered under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualified Public Offering” means an underwritten public offering of Common Shares listed on an international stock exchange with gross proceeds (from unaffiliated parties) to the Company or selling Shareholders of not less than $250 million with a price per share equal to or greater than 1.50 times the Original Purchase Price of a Senior Preferred Share, as defined in the Articles of Incorporation (and subject to the adjustments set forth therein).

“Registrable Securities” means the Company Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding Transfers by Centerbridge to an Affiliate of Centerbridge) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect); or (c) when such Registrable Security is held by the Registrant or one of its Affiliates (other than Centerbridge and its Affiliates).

“Registrant” means the Company.

“Regulatory Agency” means any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.

“Related Person” means, with respect to any individual, such individual’s parents, spouse, siblings, children and grandchildren.

“ROFR Authorization Date” has the meaning set forth in Section 3.01(d)(i).

“ROFR Shares” has the meaning set forth in Section 3.01(d)(i).

“ROFR Transfer Notice” has the meaning set forth in Section 3.01(d)(i).

“Rule 144”, “Rule 158”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

“Sale Transaction” means a sale to a third party of a majority of the equity, or all or substantially all of the assets, of the Company, including by means of a merger, consolidation, recapitalization or any other means.

“SAP” means means statutory accounting principles prescribed or permitted by the Regulatory Agency charged with the supervision of insurance companies in the state of domicile of the applicable insurance company Subsidiary of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“Selling Shareholder” has the meaning set forth in Section 3.01(d)(i).

“Senior Preferred Shares” has the meaning set forth in the Recitals.

“Shareholders” has the meaning set forth in the preamble.

“Spousal Consent” has the meaning set forth in Section 8.04.

“State Combined Return” has the meaning set forth in Section 6.04(b).

“Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons has been allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Tagging Notice” has the meaning set forth in Section 3.02(b).

“Tagging Shareholder” has the meaning set forth in Section 3.02(b).

“Tax” or “Taxes” means any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Regulatory Agency, which taxes shall include all income, profits, alternative minimum, estimated, payroll, employee withholding, social security, sales, use, ad valorem, value added, excise, franchise, premium, gross receipts, stamp, transfer, net worth, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

“Tax Allocation Agreement” means that certain Tax Allocation Agreement, dated May 10, 2017, among Parent and certain of its Subsidiaries.

“Transfer” means any direct or indirect sale, exchange, transfer (including any transfer by gift), assignment, pledge, hypothecation, mortgage, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of legal or equitable interest in a security, in whole or in part, whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise; and “Transferred” and “Transferring” shall have a correlative meaning.

“Transfer Notice” has the meaning set forth in Section 3.02(b).

“Transferee” has the meaning set forth in Section 3.01(a).

“TypTap Equity Incentive Plan” has the meaning set forth in the Recitals.

“TypTap Group” has the meaning set forth in Section 6.04(b).

“Voting Senior Preferred Shares” has the meaning set forth in the Recitals.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Corporate Governance.

2.01 Governing Documents. Each Shareholder agrees to vote its voting Equity Securities or execute proxies or written consents, as the case may be, and to take all other actions necessary to ensure that the Articles of Incorporation and Bylaws (and, as applicable and subject to applicable law and any shareholder approval requirements (which Parent shall use commercially reasonable efforts to obtain, if necessary), the articles of incorporation and bylaws of Parent) (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement. The Company agrees to vote the voting securities of all Subsidiaries of the Company and to take all other necessary actions necessary to ensure that the organizational documents of each Subsidiary (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

2.02 Board of Directors.

(a) Board Matters; Size of Board; Initial Board of Directors. Each Shareholder agrees to vote its voting Equity Securities or execute proxies or written consents, as the case may be, and use its commercially reasonable efforts to take all other necessary action, including amending the Articles of Incorporation and Bylaws, so as to establish the size, composition and governance of the Board as set forth in this Section 2. As of the Effective Date, the Board shall consist of eight (8) Directors comprised of the individuals set forth on Schedule 1 hereto.

(b) Appointment of Directors. For so long as Centerbridge continues to hold at least the Minimum Ownership Threshold, Centerbridge shall be entitled to designate one (1) individual to serve as a Director (the “Centerbridge Director”) and Centerbridge and Parent, acting reasonably and in good faith, shall jointly be entitled to designate one (1) individual, on whom they mutually agree. The remaining Directors shall be the Chief Executive Officer and five (5) other individuals designated by Parent (the “Parent Directors”).

(c) Bad Actor Covenants. Each Shareholder with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Shareholder’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Shareholder becomes aware that any individual previously designated by any such Shareholder is or has become a Disqualified Designee, such Shareholder shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Shareholder’s designee, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(d) Removal of Directors. A Director may be removed at any time in accordance with the Bylaws only upon the written request or approval of the Shareholder who designated such Director in accordance with Section 2.02(b). Upon receipt of such a written request from the designating Shareholder, each Shareholder agrees to vote all voting Equity Securities owned by such Shareholder, and shall take all other actions necessary or desirable within its control, and the Company shall take all necessary or desirable actions within its control, in order to remove such Director in accordance with such written request.

(e) Resignation. A Director may resign at any time from the Board by delivering a written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(f) Vacancies. Upon the death, resignation or removal of a Director, the Shareholder who designated such Director shall be entitled to designate a new Director to fill such office in accordance with Sections 2.02(b) and (c).

(g) Board Procedures. The Board shall follow the following procedures:

(i) Notice. The Company shall give prior written notice to each Director of any meeting of the Board at least two (2) Business Days prior to such meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except where the Person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of business at such meeting because such meeting is not properly called or convened.

(ii) Quorum. Except as otherwise required by applicable law, the presence of the Centerbridge Director is required for a quorum for any meeting of the Board or any of its committees; provided, however, that unless a matter that requires the affirmative vote of the Centerbridge Director pursuant to Section 2.02(k) below is on the agenda for such meeting (the “Original Meeting Agenda”), if there is a failure of quorum at such meeting for which notice was given in accordance with Section 2.02(g)(i) as a result of the absence of the Centerbridge Director, the Directors in attendance may adjourn such meeting and re-call it for a time (unless otherwise agreed to by the Centerbridge Director) not less than 48 hours after the scheduled start of such meeting, and at such recalled meeting the presence of such absent Centerbridge Director shall not be required for the purpose of establishing a quorum in respect of any matters set forth in the Original Meeting Agenda. No Director may intentionally refuse to appear at any meeting of the Board in order to frustrate the establishment of a quorum.

(iii) Voting.

(A) Except as otherwise provided in the Bylaws or in this Agreement, (A) the approval by a vote of a majority of the Board or (B) the written consent of all of the Directors then in office shall be required for all actions requiring approval of the Board.

(B) Notwithstanding Section 2.02(f)(iii)(A), if any Director is conflicted with respect to any action requiring approval of the Board (each such action, a “Conflicted Action”), such Director shall be required to disclose the conflict to the other current Directors serving on the Board promptly; provided that in no event shall an issuance of New Company Securities that is subject to the preemptive rights in Section 6.01 be deemed to be a Conflicted Action.

(h) Insurance. The Company shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance with insurers of recognized financial responsibility in such amounts as the Board determines to be prudent and customary for the Company’s business and operations. In addition, the Articles of Incorporation and Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) Compensation; Expenses. The Board shall set Director compensation; provided that a Director who is also an employee of the Company or a Shareholder or one of their respective Affiliates shall not be compensated for service as a Director. The Company shall reimburse each Director for his or her reasonable and documented out-of-pocket expenses incurred by each such Director in connection with attending regular and special meetings of the Board and any committee thereof.

(j) Board Committees. There shall at all times be an audit committee and a compensation committee of the Board, and the Board may designate one or more committees on a standing or ad hoc basis. Each committee of the Board shall consist of one or more of the Directors and may include members on such committee that are not Directors. If not otherwise restricted by applical law or the rules or regulations of the SEC or Nasdaq, if Centerbridge so elects, the Director designated by Centerbridge will serve on each committee of the Board with respect to which such an election has been made.

(k) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a majority of the Board that includes the affirmative vote of the Centerbridge Director:

(i) repurchase, or authorize the repurchase or redemption of, Equity Securities held by any Shareholder that (A) is also the present or former Chief Executive Officer of the Company or (B) is also an employee or former employee of the Company or any of its Subsidiaries (other than any present or former Chief Executive Officer of the Company) to the extent that the aggregate purchase price for such repurchase or redemption, together with the purchase price of all prior repurchases and redemptions effected pursuant to this clause (i)(B), would exceed $5,000,000 in any single year; or

(ii) (A) amend any compensation arrangement of, or issue any securities (including any Equity Securities or any securities that are convertible into or exercisable for Equity Securities), or any incentive compensation or other similar rights or interests to, any current or former Chief Executive Officer of the Company, (B) adopt any incentive compensation plans that, in the aggregate, would reasonably be expected to increase costs to the Company and its Subsidiaries by more than $10,000,000 relative to the compensation plans in effect (or adopted) as of the date of this Agreement or (C) issue or authorize the issuance of any securities (including any Equity Securities or any securities that are convertible into or exercisable for Equity Securities but excluding all Equity Securities granted or issued pursuant to the 2021 TypTap Insurance Group, Inc. Equity Incentive Plan, as amended) to employees or independent contractors other than any current or former Chief Executive Officer of the Company that, when combined with all other issuances of the type contemplated by this clause (C), would have an aggregate fair market value as of the date of such issuance of more than $10,000,000 in any one year or increase the number of Equity Securities issuable under the 2021 TypTap Insurance Group, Inc. Equity Incentive Plan.

2.03 Key Man Event. From and after the Effective Date for so long as Centerbridge continues to hold at least the Minimum Ownership Threshold, in the event that the Chief Executive Officer or President of the Company, TypTap Insurance Company or Exzeo USA, Inc. as of the date hereof ceases to be the Chief Executive Officer or President of the Company, TypTap Insurance Company or Exzeo USA, Inc., as applicable (the “Key Man Event”), then his successor will be identified and selected by a special committee of the Board, which committee shall include the Centerbridge Director.

2.04 Subsidiaries.

(a) General. The Company agrees to vote the voting securities of all Subsidiaries of the Company and to take all other necessary actions in respect of such Subsidiaries consistent with the provisions of this Agreement.

(b) Directors of Subsidiaries. The Company and each Shareholder shall take, and each Shareholder shall cause each Director designated by such Shareholder to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of each Subsidiary includes at least one (1) Centerbridge Director. Such designee(s) shall have the same right to participate on committees of the board of directors of each Subsidiary of the Company as designee(s) have pursuant to Section 2.02(i).

2.05 Parent Board Nomination Rights.

(a) As of the Effective Date, the Parent Board either (i) has a vacancy as a result of a resignation, removal from office or death of a director or (ii) has a vacancy as a result of an increase in the size of the Parent Board effective as of the Effective Time pursuant to Section 9 of Article III of Parent’s bylaws. Eric Hoffman (or, at the option of Centerbridge, another individual identified by Centerbridge in a written notice to Parent) shall be deemed to be the initial Centerbridge Parent Board Designee and Parent shall ensure that on the Effective Date and immediately after the execution and delivery of this Agreement, the Parent Board appoint him to fill such vacancy until the next election of directors on the Parent Board by the shareholders of Parent. At the first annual meeting of Parent’s shareholders after the Effective Time, Parent shall nominate the Centerbridge Parent Board Designee for election by Parent’s shareholders as a director on the Parent Board to serve a three-year term (starting from such annual meeting, and as part of the applicable class of directors being elected at such meeting).

(b) Subject to the terms and conditions of this Section 2.06 and applicable law, for so long as the Parent Board Designation Condition continues to be met, Parent agrees to include the Centerbridge Parent Board Designee in its slate of nominees for election as directors of Parent at each annual meeting of Parent’s shareholders and each adjournment or postponement thereof (or action by written consent in lieu of such meeting) following the Effective Date at which the Centerbridge Parent Board Designee’s term as a director expires (or, if the shareholders of Parent fail to elect any Centerbridge Parent Board Designee standing for election to the Parent Board, the next annual meeting of Parent’s shareholders at which the directors will be elected to the Parent Board) and to use its reasonable efforts to cause the election of the Centerbridge Parent Board Designee to the Parent Board (for clarity, Parent will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and provided for the other director nominees of Parent with respect to the applicable annual meeting of shareholders or action by written consent in lieu of such meeting). Failure of the shareholders of Parent to elect any Centerbridge Parent Board Designee to the Parent Board shall not affect the right of Centerbridge to nominate directors for election pursuant to this Section 2.06 in any future election of directors. If the Centerbridge Parent Board Designee is not appointed or elected to the Parent Board for any reason, or if the Centerbridge Parent Board Designee is otherwise unavailable or unable to serve on the Parent Board, including as a result of such person’s death, disability, disqualification, withdrawal as a nominee or for any other reason, Centerbridge shall be entitled to designate another nominee promptly and the director position for which the original Centerbridge Parent Board Designee was nominated shall not be filled pending such designation and the Parent Board shall fill any such vacancy on the Parent Board only in accordance with Section 2.06(f) below.

(c) Each Centerbridge Parent Board Designee will be (x) Eric Hoffman or (y) another individual designated by Centerbridge who meets in all material respects all of the requirements of a director of Parent described in this Section 2.06. As a condition to any Centerbridge Parent Board Designee’s appointment to the Parent Board and nomination for election as a director of Parent pursuant to this Section 2.06, (i) Centerbridge and the Centerbridge Parent Board Designee shall provide to Parent (A) all information reasonably requested by Parent that is required to be or is customarily disclosed for directors, candidates for directors, and their Affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of Parent or Parent’s operations in the ordinary course of business and (B) information reasonably requested by Parent in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of Parent or Parent’s operations in the ordinary course of business and (ii) the Centerbridge Parent Board Designee must be qualified to serve as a director of Parent under the Florida Business Corporation Act and the SEC rules and regulations to the same extent as all other directors of Parent (for the avoidance of doubt, the Centerbridge Parent Board Designee shall not be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). Parent will make all information requests pursuant to this Section 2.06(c) in good faith in a timely manner that allows Centerbridge and the Centerbridge Parent Board Designee a reasonable amount of time to provide such information, and will cooperate in good faith with Centerbridge and the Centerbridge Parent Board Designee in connection with their efforts to provide the requested information.

(d) Parent acknowledges and agrees that (i) under no circumstances will any policies, procedures, processes, codes, rules, standards and guidelines applicable to service on the Parent Board be violated by the Centerbridge Parent Board Designee (A) receiving compensation from Centerbridge or any of its Affiliates or (B) failing to notify an officer or director of Parent prior to accepting an invitation to serve on another board of directors, and (ii) any share ownership requirement for the Centerbridge Parent Board Designees serving on the Parent Board will be deemed satisfied by the securities owned by Centerbridge and its Affiliates, and under no circumstance shall any policies, procedures, processes, codes, rules, standards and guidelines applicable to service on the Parent Board impose any restrictions on the ability of Centerbridge or its Affiliates to Transfer any securities.

(e) For so long as the Centerbridge Parent Board Designee is on the Parent Board, Parent shall not implement any trading policy or similar guideline or policy with respect to the trading of securities of Parent that is targeted at Centerbridge or its Affiliates (other than a policy applicable to all directors and their respective Affiliates that (and solely to the extent that it) (i) limits, prohibits or restricts the trading of securities of Parent by such Centerbridge Parent Board Designee in his or her personal capacity, (ii) generally restricts the trading of securities of Parent while in possession of material non-public information concerning Parent or its Subsidiaries and (iii) requires compliance with applicable federal securities or other laws).

(f) Subject to the terms and conditions of this Section 2.06, if a vacancy on the Parent Board is created as a result of the Centerbridge Parent Board Designee’s death, resignation, disqualification or removal (in each case, except with respect to a removal or resignation contemplated by Sections 2.06(g)), or if Centerbridge desires to nominate a different individual to replace the then-existing Centerbridge Parent Board Designee, then, at the request of Centerbridge, Centerbridge and Parent shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practicable with a replacement Centerbridge Parent Board Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practicable be appointed to the Parent Board to fill such vacancy or be nominated by Parent for election to the Parent Board as a “Centerbridge Parent Board Designee” pursuant to this Section 2.06.

(g) Parent’s obligations under this Section 2.06 with respect to any Centerbridge Parent Board Designee shall terminate, and Centerbridge shall have no designation or nomination rights hereunder with respect to the Centerbridge Parent Board Designee if, Centerbridge and its Affiliates no longer continue to meet the Parent Board Designation Condition, and in such case the Centerbridge Parent Board Designee shall promptly offer to resign from the Parent Board (and, if requested by Parent, promptly deliver his written resignation to the Parent Board).

(h) If any Centerbridge Parent Board Designee ceases to satisfy in all material respects the conditions and obligations set forth in Section 2.06(c), Parent may notify Centerbridge thereof and, promptly following such notification, (i) the Centerbridge Parent Board Designee shall promptly offer to resign from the Parent Board (and, if requested by Parent, promptly deliver his written resignation to the Parent Board) and (ii) Centerbridge shall be entitled to fill the vacancy created thereby in accordance with Section 2.06(f).

(i) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall provide to Centerbridge access to (i) any materials or documents provided generally by Parent to the Parent Board or any committee of the Parent Board on which any Centerbridge Parent Board Designee then serves, in each case, substantially concurrently with the time such materials or documents are provide to the Parent Board or such committee and (ii) access to the officers of Parent to discuss Parent’s affairs, finances, and accounts, during normal business hours, as may be reasonably requested by such Persons; provided that Parent shall not be obligated to provide materials, documents or information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between Parent and its counsel or violate applicable law (but in such case Parent shall use commercially reasonable efforts to share such materials, documents or information in a manner, and to the extent, that it would not violate such privilege or violate applicable law).

(j) The Centerbridge Parent Board Designee shall at all times be entitled to compensation and reimbursement in connection with his or her service on the Parent Board consistent with the policies and practices of Parent generally applicable to independent members of the Parent Board.

(k) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall maintain in effect at all times directors and officers indemnity insurance coverage that is reasonably satisfactory to Centerbridge, and Parent’s articles of incorporation and bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(l) For so long as Centerbridge shall have the right to designate the Centerbridge Parent Board Designee for appointment or nomination by Parent for election to the Parent Board pursuant to this Section 2.06, Parent shall not take any action, including making or recommending any amendment to Parent’s articles of incorporation or bylaws, that would reasonably be expected to affect adversely Centerbridge’s rights under this Agreement (including this Section 2.06), without the prior written consent of Centerbridge.

(m) Parent recognizes that the Centerbridge Parent Board Designee will from time to time receive non-public information relating to Parent and its Affiliates and may share such information with other individuals associated with Centerbridge and its Affiliates. Parent hereby irrevocably consents to such sharing. The terms of Section 4.03 shall apply to such information.

2.06 Corporate Opportunities. To the fullest extent permitted by applicable law, Parent agrees that the Centerbridge Director, the Centerbridge Parent Board Designee, Centerbridge, any Affiliate of Centerbridge, or any portfolio company or Centerbridge or any Affiliate of such portfolio company (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as Parent or any of its Affiliates, (ii) do business with any client, customer, vendor, policyholder, reinsurer or lessor of any of Parent or its Affiliates; or (iii) make investments in any kind of property in which Parent may make investments. To the fullest extent permitted by applicable law, Parent and the Company, on behalf of themselves and their respective Affiliates, renounce any interest or expectation to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waive any claim against a Covered Person, and shall, jointly and severally, indemnify each Covered Person against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), in each case to which such Covered Person may become subject, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty by reason of such Person’s participation in any such business or investment. Parent shall pay in advance any reasonable out-of-pocket expenses incurred by a Covered Person in the defense of any claim for which such Covered Person is, or would reasonably be expected to be, entitled to indemnification under this Section 2.07. Parent and the Company each agree that, in the event that a Covered Person acquires knowledge of a potential transaction or matter that may constitute a corporate opportunity for both (x) the Covered Person and (y) Parent, the Company or any of their respective Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to Parent, the Company or their respective Subsidiaries. To the fullest extent permitted by applicable law, Parent and the Company hereby renounce any interest or expectation in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board or the Parent Board, and waives any claim against each Covered Person, and shall indemnify each Covered Person against any Losses incurred by such Covered Person, and any and all Losses to which such Covered Person may become subject, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to Parent, the Company, or any of their respective Affiliates; provided, that, in each such case, any corporate opportunity that is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board or the Parent Board shall belong to the Company or to Parent, as applicable.

Section 3. Transfers of Securities.

3.01 Restrictions on Transfer.

(a) General. Prior to a Qualified Public Offering, and, in the case of any Shareholder other than Parent, for so long as no Key Man Event has occurred, each Shareholder agrees that, except for any Transfer permitted by Section 3.01(b), a Proposed Tag Transfer permitted by Section 3.02, a Drag-Along Transaction permitted by Section 3.03, and any indirect Transfer of Equity Securities solely by and among the members or partners of such Shareholder, such Shareholder shall not Transfer any Equity Securities now or hereafter at any time owned by such Shareholder (or any interest therein) to another Person (any such Person, a “Transferee”) without first complying with the terms of Section 3.01(c). Prior to a Qualified Public Offering, Parent agrees that, except in the case of (i) an IPO, (ii) a Drag-Along Transaction, (iii) a Transfer of up to 5,000,000 shares (in the aggregate for all such Transfers considered together) of Common Stock by Parent (as adjusted for stock splits, combinations or similar equitable events) or (iv) with Centerbridge’s prior written consent, it shall not, nor shall it permit any of its Affiliates to, Transfer any Equity Securities now or hereafter at any time owned by it or any such Affiliate (or any interest therein) to any Transferee. The restrictions on transferability set forth in this Section 3 are in addition to any other restrictions on Transfer to which a Shareholder’s Equity Securities may be subject (including, in the case of the Management Shareholders, under the terms of the applicable equity plan pursuant to which they were issued).

(b) Permitted Transfers. Notwithstanding Section 3.01(a), Shareholders shall be permitted to Transfer Equity Securities: (i) to an Affiliate that agrees to be bound by the terms and conditions of this Agreement; (ii) in connection with the repurchase of Equity Securities by the Company; (iii) pursuant to an IPO or in connection with the exercise of registration rights as contemplated by Annex A; (iv) in the case of any Management Shareholder, to the Company in exchange for amounts needed for the satisfaction of Taxes related to such shares or to such Management Shareholder’s Family Members or Personal Representative; provided that such Management Shareholder or Personal Representative retains exclusive voting control over the Transferred Equity Securities and such transferee agrees to be bound by repurchase rights in favor of the Company identical to those contained in any applicable Management Repurchase Agreement; and (v) in the case of Centerbridge, as a distribution on a relative basis in accordance with the applicable governing documents of Centerbridge to its partners entitled to receive such distribution provided each such partner agrees to be bound by the terms and conditions of this Agreement, or alternatively appoints Centerbridge as its representative and attorney-in-fact with respect to this Agreement (each of (i)-(v), a “Permitted Transfer” and “Permitted Transferee” shall have the corresponding meaning).

(c) Right of First Refusal.

(i) Prior to a Qualified Public Offering, for so long as no Key Man Event has occurred, any Shareholder (other than Parent) wishing to Transfer all or part of such Shareholder’s Equity Securities (the “Selling Shareholder”) (except Affiliate Transfers) shall deliver written notice of such Transfer to the Parent and the Company, disclosing in reasonable detail the identity of the prospective transferee(s) (the “Proposed Purchaser”), the number and type of Equity Securities to be transferred (the “ROFR Shares”) and all material terms and conditions of the proposed Transfer (the “ROFR Transfer Notice”), and the ROFR Transfer Notice shall constitute a binding offer to sell the ROFR Shares on such terms and conditions to Parent or the Company. If Parent or the Company have elected to purchase all or any portion of the ROFR Shares pursuant to this Section 3.01(c), the closing of the purchase and sale of such ROFR Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Selling Shareholder but no later than 60 days after the ROFR Transfer Notice, subject to clause (d) below. In the event of competing elections to purchase ROFR Shares by Parent and the Company, the election of Parent shall take precedence over the election of the Company.

(ii) In the event of a proposed Transfer described in Section 3.01(c)(i), Parent or the Company may elect to purchase all or any portion of the ROFR Shares to be transferred upon the same economic terms and conditions as those set forth in the ROFR Transfer Notice by delivering a written notice of such election to the Selling Shareholder within 30 days after the ROFR Transfer Notice has been delivered pursuant to Section 3.01(c)(i). If neither Parent nor the Company elects to purchase all of the ROFR Shares specified in the ROFR Transfer Notice in accordance with this Section 3.01(c), the Selling Shareholder may Transfer any ROFR Shares not being purchased by the Parent or the Company to the Proposed Purchaser, subject to the provisions of Section 3.01(c), on the same terms as set forth in the ROFR Transfer Notice and such other terms that are no more favorable to the Proposed Purchaser than those specified in the ROFR Transfer Notice, during the 60 day period immediately following the ROFR Transfer Notice, with the purchase and sale of all shares subject to the ROFR Transfer Notice being consummated to the Parent, the Company and any Proposed Purchaser in such 60 day period. Any ROFR Shares not transferred within such 60 day period (as extended pursuant to clause (d) below) shall be subject to the provisions of Section 3.01(a) and this Section 3.01(c) upon any subsequently proposed Transfer.

(d) Regulatory and Tax Matters. No Transfer of Equity Securities by any Shareholder shall be permitted unless such Transfer: (i) has been approved, if necessary, by all applicable Regulatory Agencies; (ii) would not cause the Company to become subject to registration as an investment company under the Investment Company Act; and (iii) would not have any other material adverse legal, Tax or regulatory effect on the Company. The 60 day period for the Transfer or shares subject to the ROFR Transfer Notice shall be extended as necessary to obtain any approvals required by clause (i) and such purchase and sale shall be consummated within five (5) Business days after receipt of such approvals.

(e) Compliance with Securities Laws. In addition to any other restrictions provided herein, no Shareholder shall Transfer any Equity Securities, and the Company shall not transfer on its books any Equity Securities, unless (i) the Company determines, upon the advice of counsel, that the Company would not be required to file periodic reports under the Exchange Act and (ii) the transferring Shareholder first delivers to the Company, at the transferring Shareholder’s sole cost and expenses, evidence reasonably satisfactory to the Company (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act.

(f) Improper Transfer. In the event of any purported or attempted Transfer by a Shareholder that does not comply with the provisions of this Agreement, such attempted Transfer shall be null and void ab initio and will confer no rights whatsoever on the purported Transferee as against the Company or any other Shareholder of the Company, including the Shareholders, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Equity Securities as the owner of such Equity Securities for any purpose.

(g) Joinder. Notwithstanding anything contained herein to the contrary, any Transferee who is not a Shareholder (other than the Company) and has acquired such Equity Securities from a Shareholder shall upon the consummation of, and as a condition to, such Transfer execute and deliver to the Company a transfer agreement and an instrument substantially in the form attached hereto as Exhibit A (or a counterpart to this Agreement) pursuant to which such Transferee agrees to be bound by the terms of this Agreement as a Shareholder, with such rights of the transferor that are assigned by the transferor in compliance with this Section 3.01; provided, however, that the foregoing shall not apply to Transferees who acquire Equity Securities in a Permitted Transfer pursuant to clause (ii) of the definition thereof.

(h) Expenses of Transfer. The transferring Shareholder agrees that it will pay all reasonable out-of-pocket expenses incurred by the Company in connection with any attempted or realized Transfer of all or any portion of its Equity Securities. Such costs generally will include the amount of any transfer Taxes due as a result of a Shareholder’s Transfer and the costs of accounting for such Transfers, including for applicable Tax purposes.

(i) Deemed Liquidation Event. Notwithstanding anything to the contrary contained in this Agreement, no Shareholder shall knowingly Transfer any Equity Securities or participate in any transaction constituting a Deemed Liquidation Event unless Centerbridge receives the full amounts that it is entitled to receive pursuant to the Articles of Incorporation in connection with such Deemed Liquidation Event.

3.02 Tag-Along Rights.

(a) If any Shareholder (or any Transferee of Shareholder) holding Equity Securities representing 5% or more of the outstanding Equity Securities of the Company (calculated on an as-converted basis) proposes to Transfer any or all of its Equity Securities to a third party (except for Permitted Transfers), the provisions of this Section 3.02 shall apply (a “Proposed Tag Transfer”); provided, that if any such Shareholder proposes to Transfer any or all of its Senior Preferred Shares to a third party (except for Permitted Transfers), the provisions of this Section 3.02 shall only apply to such Transfer if such Shareholder is selling its Senior Preferred Shares for a price per share that is greater than the Liquidation Amount, and any Transfer of Senior Preferred Shares for a price per share that is below the Liquidation Amount will not constitute a “Proposed Tag Transfer” hereunder.

(b) Prior to any Proposed Tag Transfer, the Transferring Shareholder shall deliver a notice (the “Transfer Notice”) to the other Shareholders and to the Company of its intention to make a Proposed Tag Transfer. The Transfer Notice shall specify the terms and conditions on which the Transferring Shareholder proposes to Transfer Equity Securities, including the number of shares proposed to be Transferred and the price therefor. Within ten (10) days after receipt of a Transfer Notice, each other Shareholder may give written notice (the “Tagging Notice”) to the Transferring Shareholder and the Company that it desires to sell Equity Securities owned by it on the same terms and conditions as set forth in the Transfer Notice, which Tagging Notice shall specify the number of Equity Securities as to which such right is being exercised. The maximum number of Equity Securities which any Shareholder delivering a Tagging Notice (each such Shareholder, a “Tagging Shareholder,” and collectively with any other Tagging Shareholder, the “Tagging Shareholders”) may include in the proposed Transfer shall be equal to the product obtained by multiplying (i) the number of Equity Securities proposed to be Transferred by the Transferring Shareholder by (ii) the pro rata portion of the number of Equity Securities held by such Tagging Shareholder relative to the number of Equity Securities held by all Shareholders participating in such Transfer (including the Transferring Shareholder), for all purposes considering all Derivative Securities on an as-converted basis. For the avoidance of doubt, the number of Equity Securities the Transferring Shareholder would otherwise be entitled to sell shall be reduced by the number of Equity Securities sold by the Tagging Shareholders pursuant to this Section 3.02(b).

(c) If the Transferring Shareholder receives one or more Tagging Notices in a timely manner, the Tagging Shareholder(s) shall be entitled to sell the lesser of (i) the number of Equity Securities that a Tagging Shareholder is entitled to sell, determined as provided in Section 3.02(b), and (ii) the number of Equity Securities a Tagging Shareholder has requested to sell in its Tagging Notice; provided that in the event any Shareholder entitled to deliver a Tagging Notice does not provide a Tagging Notice or elects in its Tagging Notice to sell less than the maximum provided for under the preceding sentence, the Transferring Shareholder and each Tagging Shareholder that provided a Tagging Notice in which such Tagging Shareholder included a number of Equity Securities available for sale that exceeds the amount allotted under Section 3.02(b) shall have the right to include additional Equity Securities in the Transfer in proportion to each such Shareholder’s relative ownership interests in the Company until full allotment in accordance with this Section 3.02. The costs and expenses of the Transfer incurred for the benefit of all of the Shareholders will be paid by all such Shareholders on a pro rata basis according to the relative number of Equity Securities being sold by each such Shareholder.

(d) Any sale of Equity Securities by a Tagging Shareholder pursuant to this Section 3.02 will be at the same price (except that any accrued but unpaid dividends on any Senior Preferred Shares being sold in such sale shall be paid only to the Shareholders of such Senior Preferred Shares and then the remaining portion of the aggregate consideration to be paid by the buyer(s) in such sale will then be allocated to Equity Securities to be sold in such sale ratably on an as-converted basis) and on the same terms and conditions as the Transfer by the Transferring Shareholder that is the subject matter of the Transfer Notice; provided that, notwithstanding the foregoing, (i) any representations and warranties or indemnities given by each of the Transferring Shareholder and the Tagging Shareholders shall be several and not joint, (ii) the indemnity obligations shall be (x) apportioned pro rata among each of the Transferring Shareholder and the Tagging Shareholders based on the relative proportion of Equity Securities being sold in the applicable Proposed Tag Transfer (with Derivative Securities considered on an as-converted basis) and (y) limited in respect of each Shareholder to the proceeds received by such Shareholder in such Proposed Tag Transfer (except in connection with claims relating to such Shareholder’s fraud), (iii) Centerbridge and its Affiliates, and any Person to which Centerbridge or any of its Affiliates Transfers Equity Securities, shall not be required to agree to any restrictive covenants (such as non-competition or non-solicitation) other than a customary confidentiality covenant, and (iv) each of the Transferring Shareholder and the Tagging Shareholders will receive the same form of consideration and the same portion of the aggregate consideration that such Shareholders would have received if such aggregate consideration had been distributed by the Company in a complete liquidation or Deemed Liquidation Event pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Proposed Tag Transfer.

(e) If a Shareholder does not deliver a Tagging Notice pursuant to this Section 3.02, then the Transferring Shareholder and any other Tagging Shareholder shall be free to sell the Equity Securities that are the subject of the Transfer Notice in strict accordance with the terms and conditions stated in the Transfer Notice. The Equity Securities that are the subject of such proposed Transfer may not be Transferred if the Transferring Shareholder and proposed Transferee shall have failed to consummate the Transfer on the terms and conditions stated in the Transfer Notice within ninety (90) days following the date of delivery of the Transfer Notice.

3.03 Drag-Along Rights.

(a) If, prior to a Qualified Public Offering, the Company’s Board of Directors or group of Shareholders that, in the aggregate, owns a majority of the voting power of the Company, receives an offer in a transaction or series of transactions pursuant to which a third party (which, for the avoidance of doubt, shall not include Parent or any of its Affiliates, or any other Person in which Parent or any of its Affiliates invests or has agreed to make an investment) proposes to acquire all of the Equity Securities of the Company, and, at the closing of such transaction, the holders of the Senior Preferred Shares and any Common Shares that were issued upon the prior conversion of the Senior Preferred Shares shall, in the aggregate, receive cash consideration at the closing of such transaction (not including any cash subject to a holdback or escrow arrangement on the closing date) equal to or greater than 1.5x the Original Purchase Price with respect to all Senior Preferred Shares that are then issued (as adjusted for any stock splits, dividends, combinations, subdivisions, recapitalizations and the like) (a “Drag-Along Transaction”), then such Shareholder or group of Shareholders that, in the aggregate, owns a majority of the voting power of the Company (collectively, the “Drag-Along Shareholder”) shall have the right, at its option, to require all of the other Shareholders (each such other Shareholder, a “Dragged Shareholder,” and collectively with any other Dragged Shareholder, the “Dragged Shareholders”), and each Dragged Shareholder hereby agrees, whether such Drag-Along Transaction is structured as a Transfer of Equity Securities, merger, consolidation, combination, reorganization, recapitalization, reclassification or otherwise, to Transfer all of such Dragged Shareholder’s Equity Securities on substantially the same terms and conditions as are applicable to the Drag-Along Shareholder; provided that (i) the terms of any Drag-Along Transaction may not contemplate any agreement or arrangement in which the Drag-Along Shareholder or any of its Affiliates will receive any consideration, payment or any other thing of value apart from the consideration to be paid to all selling Shareholders in the sale (including all Dragged Shareholders) other than repayment of indebtedness, reimbursement of customary expenses, payments related to services previously provided and ordinary course arrangements for services from Management Shareholders consistent with market terms or prior practices, and (ii) the price per share for each Equity Security to be sold in such Drag-Along Transaction shall be determined by allocating consideration pursuant to the terms of the Articles of Incorporation.

(b) Each Dragged Shareholder shall reasonably cooperate in, and shall take all actions requested by the Drag-Along Shareholder that are reasonably necessary or desirable to consummate, the Drag-Along Transaction, including: (i) to the extent applicable, voting its Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Transaction and against all competing transactions, and all actions deemed reasonably necessary by the Drag- Along Shareholder in connection with the Drag-Along Transaction; (ii) if applicable, taking all actions necessary to cause the Board to approve the Drag-Along Transaction; and (iii) entering into all definitive and ancillary agreements with respect to the proposed Drag-Along Transaction, and using commercially reasonable efforts to cause the transactions contemplated by such definitive agreements and ancillary agreements to be consummated; provided that (A) such definitive agreements shall contain representations and warranties and indemnity obligations of such Dragged Shareholder only if the Drag-Along Shareholder has also made such representations and warranties, (B) any representations and warranties or indemnities given by each of the Dragging Shareholder and the Dragged Shareholders shall be several and not joint, (C) the indemnity obligations thereunder are (x) apportioned pro rata among each of the Drag-Along Shareholder and the Dragged Shareholders based on the relative proportion of Common Shares being sold in such Drag-Along Transaction (with Equity Securities convertible or exchangeable into Common Shares considered on an as-converted basis), (y) limited to breaches of fundamental representations and warranties regarding matters such as ownership, capacity and authorization (but under no circumstances will the Shareholders have any post-closing liability for operational matters or Company liabilities other than their pro rata share of any indemnity, escrow or holdback) and (z) limited in respect of each Shareholder to the proceeds received by such Shareholder in such Drag-Along Transaction (except in connection with claims relating to such Shareholder’s fraud), (D) no Dragged Shareholder that is not otherwise an employee of the Company shall be required to agree to any restrictive post-closing covenants (such as non-competition or non-solicitation) other than a customary confidentiality covenant, and (E) each of the Dragging Shareholder and the Dragged Shareholders that are not otherwise employees of the Company will receive the same form of consideration and the same portion of the aggregate consideration that such Shareholders would have received if such aggregate consideration had been distributed by the Company as a Deemed Liquidation Event pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Drag-Along Transaction.

(c) Without limitation of the foregoing, each Shareholder waives any dissenters, appraisal or other similar rights it may have in connection with any sale of the Company under applicable law that is approved or instituted pursuant to this Section 3.03 and agrees not to assert any claims challenging the validity of such sale of the Company that is approved or instituted pursuant to this Section 3.03.

(d) The Drag-Along Shareholder shall provide written notice of such Drag-Along Transaction to each Dragged Shareholder (a “Drag-Along Transaction Notice”) not later than ten (10) days prior to the proposed Drag-Along Transaction. The Drag-Along Transaction Notice shall identify the proposed Transferee, the consideration for which a Transfer is proposed to be made and all other material terms and conditions of the Drag-Along Transaction. Except as otherwise set forth herein, such Dragged Shareholder shall be required to participate in the Drag-Along Transaction on the terms and conditions set forth in the Drag-Along Transaction Notice.

(e) The Drag-Along Shareholder shall have a period of thirty (30) days from the date of delivery of the Drag-Along Transaction Notice to enter into definitive transaction agreements with respect to, and six (6) months from the date of delivery of the Drag-Along Transaction Notice to consummate, the Drag-Along Transaction on the terms and conditions set forth in such Drag-Along Transaction Notice; provided, however, that such six (6) month period shall be extended by the time necessary (but in no event to exceed three hundred sixty-five (365) days from the date of delivery of the Drag- Along Transaction Notice) to obtain any required approvals of any Regulatory Agency under any applicable laws (the “Drag-Along Transaction Period”). If the Drag-Along Transaction shall not have been consummated during the Drag-Along Transaction Period, the Drag-Along Shareholder shall promptly return any documents in the possession of the Drag-Along Shareholder executed by the Dragged Shareholders in connection with the Drag-Along Transaction, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to any Equity Securities owned by each of the Shareholders shall continue to be in effect.

(f) Notwithstanding anything to the contrary in this Section 3.03, there shall be no liability on the part of the Drag-Along Shareholder to the Company or the Dragged Shareholders if the Drag-Along Transaction is not consummated for whatever reason, regardless of whether the Drag-Along Shareholder has delivered a Drag-Along Transaction Notice, except as may be agreed between the applicable parties in a separate written agreement. The decision to effect a Drag-Along Transaction is in the sole and absolute discretion of the Drag-Along Shareholder.

(g) Notwithstanding anything to the contrary herein, no Dragged Shareholder may Transfer any of its Equity Securities (except in connection with the Drag-Along Transaction) during the period beginning on the date of receipt of the Drag-Along Transaction Notice and ending at such earlier time as the Drag-Along Transaction (x) is consummated, (y) is abandoned or terminated (with notice of such abandonment or termination having been provided by the Drag-Along Shareholder), or (z) fails to be consummated within the Drag-Along Transaction Period.

3.04 Legend. In addition to any other legend that may be required by applicable law, each certificate for Equity Securities, if any, issued to any Shareholder shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), UNDER APPLICABLE U.S. STATE SECURITIES LAWS OR UNDER THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE CORPORATION’S BYLAWS AND THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED [●] [●], 2021 (AS MAY BE AMENDED FROM TIME TO TIME) THAT MAY PROVIDE FOR MANAGEMENT OF THE CORPORATION IN A MANNER DIFFERENT THAN IN OTHER CORPORATIONS AND MAY SUBJECT A SHAREHOLDER TO CERTAIN OBLIGATIONS OR LIABILITIES NOT IMPOSED IN SHAREHOLDERS IN OTHER CORPORATIONS. A COPY OF SUCH BYLAWS AND SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

If any Equity Securities are certificated and cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Equity Securities without reference in the above legend to this Agreement, as the case may be.

3.05 Market Standstill. Each Shareholder hereby agrees that he, she or it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock of the Company held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3.06 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Shareholders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), including Parent. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.06 or that are necessary to give further effect thereto.

Section 4. Periodic Information Reporting Requirements.

4.01 Information Rights. On a confidential basis, the Company shall provide to each Shareholder for so long as such Shareholder owns, either individually or together with its Affiliates, the Minimum Ownership Threshold, the following:

(a) Within one-hundred and twenty (120) days after the end of each fiscal year of the Company, the audited annual financial statements of the Company and its Subsidiaries in accordance with GAAP or SAP, as applicable.

(b) Within forty-five (45) days after the end of each fiscal quarter of the Company, the unaudited quarterly financial statements of the Company and its Subsidiaries.

(c) Within ninety (90) days after the end of each fiscal year of the Company, a copy of of the annual budget and business plans of the Company and its Subsidiaries for each fiscal year, in such form and containing such information as approved by the Board.

(d) Any information reasonably requested by a Shareholder in writing to permit such Shareholder (or its direct or indirect owners) to comply with applicable United States federal income and other relevant tax laws and reporting requirements, or other regulatory obligations, with respect to its investment in the Company or to help facilitate any Transfer or proposed Transfer of Equity Securities by such Shareholder in a manner consistent with the terms of this Agreement (and the Company shall otherwise cooperate with the efforts of such Shareholder in connection with such Transfer or Proposed Transfer).

(e) As promptly as practical following the end of each fiscal quarter of the Company and if requested by a Shareholder in writing, a copy of the Company’s capitalization table as of date within ten (10) Business Days of the date of the request.

(f) The Company shall permit each Shareholder (provided that the Board of Directors has not reasonably determined that such Shareholder is a competitor of the Company), at such Shareholder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Shareholder; provided, however, that the Company shall not be obligated pursuant to this Section Section 4.01(e) to provide access to any information that it reasonably and in good faith considers to be a trade secret or to the extent the disclosure of such information would adversely affect the attorney-client privilege between the Company and its counsel; provided that the Company will use commercially reasonable efforts to provide such information in a way that would not violate such privilege.

4.02 Books and Records. The Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record, in all material respects, of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP (or SAP, in the case of the Company’s insurance company Subsidiaries).

4.03 Confidentiality. Except as authorized in writing by the Company, each of the Shareholders shall not disclose any of the information provided to such Shareholder pursuant to this Section 4 to any Person that is not an Affiliate of such Shareholder or a director, officer, partner, member, trustee, employee, representative (including any accountant, attorney or other professional), agent or consultant of such Shareholder or such Affiliate, or a party to this Agreement, and each Shareholder shall use its commercially reasonable efforts to cause its Affiliates, and the directors, officers, partners, members, trustees, employees, representatives, agents and consultant of such Shareholder and such Affiliates, not to disclose such information to any Person that is not a party to this Agreement; provided, however, that, notwithstanding anything to the contrary set forth herein, (i) such Shareholder and each Affiliate of such Shareholder shall not be prohibited from disclosing any such information if such information (w) becomes publicly available through no breach of this Agreement by such Shareholder or such Affiliate, or the directors, officers, partners, members, trustees, employees, representatives, agents or consultants of such Shareholder and such Affiliate, (x) is required to be disclosed by law or the rules of a national securities exchange, (y) is required to be furnished to or filed with any governmental authority or self-regulatory organization that has jurisdiction over such Shareholder and/or such Affiliate or in any filings or applications made by such Shareholder and/or such Affiliate to such governmental authority or self-regulatory organization, to the extent such filings or applications require the disclosure of such information, including the SEC, or (z) the information is requested by a prospective transferee or purchaser of Equity Securities in circumstances in which Equity Securities are permitted to be sold pursuant to the terms hereof (including pursuant to a Drag-Along Transaction or a Sale Transaction) so long as such third party enters into a confidentiality agreement with the Company reasonably satisfactory to the Company and such Shareholder has not otherwise breached any of its obligations under this Agreement, and (ii) neither Centerbridge nor any Affiliate of Centerbridge shall be prohibited from disclosing any such information (w) in connection with financial or operating reports or other information made available to the current, former or prospective limited partners, investors, managers, members, representatives and advisors of Centerbridge and/or such Affiliate, (x) in compliance with the terms of the limited partnership or other organizational documents of Centerbridge and/or such Affiliate, (y) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the Centerbridge and/or such Affiliate, (z) to any Person to whom Centerbridge and/or such Affiliate is contractually obligated or required to provide such information. Notwithstanding the foregoing, prospective investors (and their agents) are authorized, without restriction of any kind, to disclose the Tax treatment and Tax structure of the transactions set forth or contemplated herein. Each Shareholder shall be responsible for any breach of this Section 4 by its Affiliates or the directors, officers, partners, members, trustees, employees, representatives, agents or consultants of such Shareholder and such Affiliate.

Section 5. Registration Rights.

5.01 Company Registration Rights. Parent, the Company and Centerbridge hereby make the agreements and covenants with respect to the marketing and registration of the Equity Securities that are set forth on Annex A to this Agreement, which is hereby incorporated into this Agreement by this reference. Any Shareholder to which Centerbridge Transfers any Senior Preferred Shares shall be entitled to registration rights for its Company Registrable Securities on the same terms as Centerbridge.

5.02 Parent Registration Rights. In addition, whenever Parent proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms), Parent hereby covenants and agrees to give prompt written notice to Centerbridge of its intention to effect such registration and will include in such registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Parent Registrable Securities with respect to which Parent has received written requests for inclusion therein within ten (10) days after delivery of Parent’s notice, subject to the opinion of the managing underwriters on whether the number of securities requested to be included in such registration can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering. Parent shall be responsible for all out-of-pocket expenses incurred by Parent or Centerbridge in connection with the performance of or compliance with this Section 5.02; provided that Centerbridge will bear and pay all underwriting discounts and commissions applicable to the Parent Registrable Securities sold for Centerbridge’s account and all transfer taxes (if any) attributable to the sale of Parent Registrable Securities.

Section 6. Other Covenants.

6.01 Preemptive Rights.

(a) The Company hereby grants to each Shareholder the right to purchase an amount up to such Shareholder’s pro rata share on an as converted basis of all New Company Securities that the Company or any Subsidiary of the Company may from time to time propose to issue, offer or sell. The “pro rata share” for purposes of this Section 6.01(a) with respect to any given Shareholder shall be expressed as a fraction, (i) the numerator of which is the number of Common Shares Beneficially Owned by such Shareholder on the date of the Company’s written notice pursuant to Section 6.01(c) hereof, and (ii) the denominator of which is the number of Common Shares outstanding on the date of the Company’s written notice pursuant to Section 6.01(c) hereof, assuming for this purpose conversion of all outstanding Derivative Securities (including, for the avoidance of doubt, the Senior Preferred Shares).

(b) For purposes of this Section 6.01, “New Company Securities” means (A) any shares of capital stock (of any class) of the Company or any of its Subsidiaries, including Common Shares, shares of Preferred Stock or other Equity Securities, whether now authorized or not, issued after the Effective Date, or (B) any options, warrants, convertible notes, securities of any type or similar rights issued by the Company or any of its Subsidiaries after the Effective Date that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any shares of capital stock (of any class), including Common Shares, shares of Preferred Stock or other Equity Securities (each of the foregoing reference in such clause (B), a “Convertible Security”); provided, however, that the term “New Company Securities” does not include any securities (1) issued as consideration to effect the acquisition of another entity by the Company or any of its Subsidiaries pursuant to a merger, consolidation, amalgamation, exchange of shares, the purchase of all or substantially all of the assets, or otherwise; (2) issued to any directors or employees of the Company or any of its Subsidiaries pursuant to any incentive stock plan or other form of incentive compensation approved and adopted by the Company, and any Common Shares or other equity issued upon the exercise thereof; (3) issued upon the exercise of or conversion of the Senior Preferred Shares; (4) issued to the Shareholders upon any stock split, stock dividend, combination or other similar event with respect to the Common Shares or other capital stock; (5) issued pursuant to the Purchase Agreement, or (6) issued as “kickers” to lenders or otherwise in connection with any financing arrangements which are entered into in a manner consistent with the provisions of the Articles of Incorporation.

(c) In the event that the Company proposes to undertake an issuance of New Company Securities, the Company will give the Shareholders written notice (a “New Issue Notice”) of its intention, describing the type of New Company Securities, the price and amount proposed to be issued and the other material terms and conditions upon which the Company proposes to issue New Company Securities. Such New Issue Notice shall be delivered to each Shareholder prior to the proposed issue date of such New Company Securities and each Shareholder shall have ten (10) days from the date of receipt of each New Issue Notice to deliver to the Company a written notice (a “Notice of Acceptance”) of the amount of the applicable New Company Securities that it intends to purchase. If no Notice of Acceptance is timely given it will be deemed a decline to purchase the Company New Securities by such Shareholder. The closing and funding of all New Company Securities pursuant to the Notices of Acceptances shall take place no later than ninety (90) days after the date of the New Issue Notice and the preparation, execution and delivery by the Company and such Shareholder of definitive documentation relating to the acquisition of such New Company Securities shall occur within such time frame and shall be in form and substance reasonably satisfactory to such Shareholder and the Company.

(d) If no Shareholder has delivered a Notice of Acceptance or if less than all of the New Company Securities set forth in such New Issue Notice are subject to Notices of Acceptance, the Company shall have one hundred twenty (120) days (or, if such issuance is subject to regulatory approval, two hundred ten (210) days) from the date of a New Issue Notice to consummate the issuance, sale or exchange in whole or in part of the New Company Securities described in such New Issue Notice that are not agreed to be purchased by Shareholders pursuant to Notices of Acceptance on terms and conditions that are either the same as the terms and conditions described in the New Issue Notice or less favorable to the purchaser of such New Company Securities than the terms and conditions described in the New Issue Notice. For avoidance of doubt, (i) upon expiration of such one hundred twenty (120) day (or, if such issuance is subject to regulatory approval, two hundred ten (210) day) period, or (ii) if no Shareholder delivered a Notice of Acceptance and the terms and conditions of the proposed issuance of New Company Securities are more favorable to the purchaser of such New Company Securities than those set forth in the initial New Issue Notice, the Company shall be required to deliver another New Issue Notice in connection with the proposed issuance of New Company Securities. At the option of any Shareholder acquiring New Company Securities pursuant to this Section 6.01, such New Company Securities shall be non-voting pending exchange for voting securities with the same terms, which exchange shall be effected by the Company on demand at the subsequent option of such Shareholder.

(e) The Company shall be under no obligation to consummate any proposed sale of New Company Securities, nor shall there be any liability on the part of the Company to any Shareholder if the Company does not consummate a proposed sale of New Company Securities for whatever reason, whether or not the Company shall have delivered a notice in respect thereof to the Shareholders.

(f) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 6.01, the Company may elect to give notice to the Shareholders within thirty (30) days after the issuance of New Company Securities. Such notice shall describe the type, price, and terms of the New Company Securities. Each Shareholder shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Company Securities that would, if purchased by such Shareholder, maintain such Shareholder’s percentage-ownership position, calculated as set forth in Section 6.1(a) before giving effect to the issuance of such New Company Securities. From the date on which the New Company Securities are issued through the earlier of (a) the date on which the 20-day period contemplated above has expired and (b) the date on which each Shareholder has purchased all the New Company Securities it is entitled to purchase hereunder, neither Parent nor the Company or any of its Subsidiaries shall (i) initiate or consummate any IPO, Drag-Along Transaction, Proposed Tag Transfer or Sale of the Company, (ii) otherwise take or authorize, or set any record date for, any action that would result in any payment or distribution being made to the Shareholders of the Company or (iii) otherwise make any material change to the management or governance of the Company or any of its Subsidiaries that would adversely affect the rights, preferences or privileges of the Series A Preferred Shares in a material way.

6.02 Certain Parent Agreements. The parties acknowledge and agree that any business opportunities that develop or arise in the management or operation of the business of the Company and its Subsidiaries or by the actions or activities of the personnel or through the intellectual property of the Company and its Subsidiaries shall be owned by the Company and not by Parent or any of its Affiliates (other than the Company and its Subsidiaries). Parent shall not, and shall cause its Affiliates not to, take any action the purpose or intent of which is to divert such business opportunities or the economic benefits of any such businesses opportunities to Parent or any of its Affiliates (other than the Company and its Subsidiaries) or otherwise to divert value relating to such business opportunities (or the associated economic benefits) away from the Company and its Subsidiaries (including by writing insurance business developed or sourced by the Company or any of its Subsidiaries or by using their intellectual property or assets out of any insurance company owned by Parent or any of its Affiliates (other than the Company and its Subsidiaries)). Notwithstanding anything herein to the contrary, the business opportunities described in the first sentence of this Section 6.02 shall not include opportunities directly relating to or arising from the historical businesses of Parent or its Affiliates, including, without limitation, insurance business in states where any one of them is, as of the date hereof, authorized to transact insurance, insurance agency services, claims handling and management and real estate operation and management, and shall not include insurance business to be transitioned from United Property & Casualty Insurance Company. Furthermore, it shall not be a violation of this Section 6.02 for Parent and its Affiliates (other than the Company and its Subsidiaries) to continue to operate and grow their respective historical businesses in a manner that is materially consistent with how such businesses have been historically operated. In addition, neither the Company or any of its Subsidiaries, on the one hand, nor Parent or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, may permit or effect any amendment in any material respect of any agreement between the Company or any of its Subsidiaries, on the one hand, and Parent or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, without the prior written consent of Centerbridge.

6.03 Further Assurances. Each party hereto agrees to use, and cause its Affiliates to use, its commercially reasonable and good faith efforts to execute and deliver, at no cost to the other parties hereto, such other documents, certificates, agreements and other writings, and to take such other actions as may be necessary or desirable in order to, consummate or implement expeditiously the transactions contemplated by this Agreement.

6.04 Tax Matters.

(a) The Company and the Shareholders agree (a) to treat the Senior Preferred Shares as stock that is not “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulation § 1.305-5 promulgated thereunder. The Company shall not take any position or action inconsistent with such intended treatment (including on any IRS Form 1099), unless otherwise required by either (A) a change in applicable law after the date hereof (or official interpretation thereof) or (B), a contrary “determination” (as defined in Section 1313(a) of the Code). If the Company determines to report, pursuant to Section 305 of the Code, any dividends in any year in excess of actual cash dividends paid in such year, the Company will notify Centerbridge not less than 20 days prior to the last day for reporting such dividends to the Internal Revenue Service, consult with Centerbridge in good faith regarding the need to report such dividend and, not report such dividends if the Company’s accountants advise that, more likely than not, such excess dividends are not required to be reported.

(b) To the extent that the District of Columbia, a U.S. state or any political subdivision thereof requires any Tax Return of or with respect to the Company or any of its Subsidiaries (the “TypTap Group”) to be filed on a combined basis with Parent or its Affiliates (other than the TypTap Group) (a “State Combined Return”) and the Company is not able to opt out of such filing, the Tax Allocation Agreement shall apply mutatis mutandis for purposes of such State Combined Returns, treating for such purpose the Parent Group and the TypTap Group as the only members of the group filing such State Combined Return.

(c) Notwithstanding anything to the contrary in this Agreement or the Tax Allocation Agreement, Parent and the members of the Parent Group shall be responsible for and shall indemnify and hold harmless the Company and its Subsidiaries from and against any

Losses relating to any Taxes imposed with respect to any consolidated federal income tax return that includes Parent and any member of the TypTap Group (a “Federal Combined Return”) or any State Combined Return (collectively, the “Combined Returns”) except to the extent that the TypTap Group is responsible for such Taxes pursuant to the Tax Allocation Agreement; provided the TypTap Group shall not be deemed responsible for (i) any Taxes arising from or attributable to the contributions or other transactions pursuant to which the stock of Subsidiaries of the Company was transferred to the Company on or prior to the date hereof, and (ii) any Taxes attributable to the acceleration of income or gain from deferred intercompany transactions that occurred on or prior to the date hereof pursuant to Section 1.1502-13 of the Treasury Regulations (or any similar provision of state or local law). The Company shall be entitled to all refunds of income Taxes (including credits in lieu of a refund and any interest thereon received from the applicable taxing authority) to the extent that any member of the TypTap Group is entitled to such refunds pursuant to the Tax Allocation Agreement and Parent shall pay all such refunds to the Company within fifteen (15) days after receipt thereof. Parent shall notify the Company in writing of any communication with respect to any pending or threatened audit or other proceeding by a taxing authority related to a Combined Return to the extent any member of the TypTap Group may be responsible pursuant to the Tax Allocation Agreement or Section 6.04(b); shall keep the Company reasonably informed regarding the progress of any such audit or other proceeding and shall not settle or otherwise resolve any such audit or proceeding without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) to the extent such settlement or resolution would give rise solely to Taxes for which the TypTap Group would be liable.

Section 7. Representations and Warranties.

7.01 Authority; Enforceability. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has, as applicable, the legal capacity or power and authority, corporate or otherwise, to enter into this Agreement. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution of this Agreement has been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

7.02 No Breach. Each of the parties hereto severally represents and warrants to each of the other parties hereto that the execution of this Agreement does not:

(a) conflict with or violate its certificate of formation, bylaws or other applicable organizational documents;

(b) violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(c) constitute a violation by such party of any law, ruling, writ, injunction, award, determination or decree of any arbitral body or court or any agency, commission, department or body of any local, state, federal or foreign governmental, regulatory, administrative, judicial or quasi-governmental unit, entity or authority.

7.03 Consents. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with the execution or enforceability of this Agreement.

7.04 Spousal Consent. Spouses of the Shareholders who are natural persons are not Shareholders as a result of such marital relationship. Each spouse of a Shareholder, as applicable, acknowledges and agrees to the foregoing by executing the Spousal Consent set forth as Exhibit B attached hereto (the “Spousal Consent”). If this Agreement is executed and delivered by a Shareholder without also delivering a copy of the Spousal Consent executed by the spouse of such Shareholder at such time of execution and delivery or promptly thereafter, then such Shareholder hereby represents and warrants to the Company and the other Shareholders that he or she is not married and does not have a common law spouse as of the date of such delivery. Each Shareholder shall promptly notify the Company whenever there is a change in such Shareholder’s marital status. If a Shareholder marries or remarries after the date of such delivery, such Shareholder shall promptly provide the Company with the name and address of his or her spouse. Each Shareholder shall use his or her best efforts to cause his or her current or future spouse to execute and deliver to the Company the Spousal Consent or an instrument substantially in the form of the Spousal Consent.

Section 8. Miscellaneous.

8.01 Amendments and Waivers. This Agreement may not be amended, modified, supplemented or restated, nor may any provisions of this Agreement be waived, in each case without the prior written consent of Parent and Centerbridge. Any and all amendments, modifications, supplements or waivers may be made to this Agreement from time to time thereafter by the Company or Parent, on the one hand, and Centerbridge, on the other hand, without the consent of any other Shareholder, including amendments, modifications, supplements or waivers to: (a) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein; and (b) make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, in the case of each of (a) and (b), that no right or benefit specifically provided to a Shareholder under any provision of this Agreement may be amended, modified or waived without the approval of such Shareholder; and provided, further, that any amendment, modification, supplement or waiver of this Agreement shall require the approval of a Shareholder in any case where such Shareholder’s rights or obligations hereunder are materially adversely affected by such amendment, modification, supplement or waiver. Any amendment, modification, supplement or waiver effected in accordance with this Section 8.01 shall be binding upon the

Company, the Shareholders and their successors and assigns. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of its capital stock after the date hereof and, upon such issuance, the holder thereof will hold shares of capital stock in the Company representing 1% or more of the issued capital stock of the Company, then (x) such holder shall become a party to this Agreement by executing and delivering a counterpart signature page hereto as a “Shareholder” and thereafter shall be deemed a “Shareholder” for all purposes hereunder and (y) no action or consent by the parties hereto shall be required for such joinder to this Agreement so long as such acquirer has agreed in writing to be bound by all of the obligations as a “Shareholder” hereunder.

8.02 Entire Agreement. This Agreement, the Purchase Agreement, the Guarantee, the Parent Warrants and the Articles of Incorporation constitute the entire agreement and understanding of the parties in respect of the subject matters hereof and they together supersede all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to such subject matter hereof. Except as expressly contemplated hereby, there are no third party beneficiaries having rights under or with respect to this Agreement.

8.03 Term and Termination. This Agreement shall terminate automatically as to any Shareholder that Transfers all of its Equity Securities; provided, that this Agreement shall not terminate as to Centerbridge for so long as the Parent Board Designation Condition continues to be met and that the terms of this Agreement that relate to the Parent Registrable Securities (including Section 5.02 and Annex A) shall not terminate and shall continue in effect for so long as Centerbridge or any of its Affiliates holds any Warrants or Parent Registrable Securities.

8.04 Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, e-mail, or air courier guaranteeing overnight delivery:

(i)	if to the Company:

TypTap Insurance Group, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

Attention: Andrew J. Graham, General Counsel

Email: agraham@hcigroup.com

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

Email: ccreely@foley.com

(ii)	if to Parent:

HCI Group, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

Attention: Andrew J. Graham, General Counsel

Email: agraham@hcigroup.com

with a copy to (which copy shall not constitute notice):

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely

Email: ccreely@foley.com

and

(iii)	if to Centerbridge:

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, NY 10152

Facsimile: (212) 672-5001

Attention: The Office of the General Counsel; Eric Hoffman

Email: legalnotices@centerbridge.com;

ehoffman@centerbridge.com

with a copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile: (212) 446-4900

Attention: Rajab S. Abbassi, P.C.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the United States mail, if being mailed by first class mail; two (2) Business Days after being delivered via a next-day air courier; when receipt is acknowledged by the recipient’s fax machine, if faxed; and on the date sent by e-mail (with confirmation of delivery) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

8.05 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except pursuant to a Transfer effected in a manner consistent with this Agreement, no Shareholder may assign (including by operation of law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company and the other Shareholder. The Company may not, other than by operation of law, assign any or all of its rights, interests or obligations hereunder without the written consent of each Shareholder (in any or all of which cases the Company nonetheless will remain responsible for the performance of all of its obligations hereunder).

8.06 Specific Performance. Each party hereto acknowledges and agrees that irreparable damage would occur to the other parties hereto, and that the other parties hereto will not have an adequate remedy at law, in the event that any of the provisions of this Agreement to be performed by such party are not performed in accordance with their specific terms or are otherwise breached. Therefore, each party hereto is entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties and to enforce specifically the terms a provisions of this Agreement against such other parties hereto in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such parties and granted in connection therewith. Such remedies are, however, cumulative and not exclusive and are in addition to any other remedies which any party may have under this Agreement or otherwise.

8.07 Submission to Jurisdiction; No Jury Trial.

(a) Each party submits to the jurisdiction of any state or federal court located in Hillsborough County or the Middle District, Tampa Division, in the state of Florida in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(b) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all action that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

8.08 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.09 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of Florida.

8.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation. “ Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

8.12 Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.13 Conflicts With Company Organizational Documents. To the extent that any of the provisions of this Agreement conflict with any of the provisions of the Articles of Incorporation or the Bylaws, the provisions of this Agreement shall prevail and the Shareholders, the Board and the Company shall take such steps as are necessary to amend the Articles of Incorporation or the Bylaws, as the case may be.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TYPTAP INSURANCE GROUP, INC.

By:	/s/ Paresh Patel
Name:	Paresh Patel
Title:	Chief Executive Officer

HCI GROUP, INC.

By:	/s/ Andrew L. Graham
Name:	Andrew L. Graham
Title:	Secretary and General Counsel

CB SNOWBIRD HOLDINGS, L.P.

By: CSCP III Cayman GP Ltd., its General Partner

By:	/s/ Gavin Baiera
Name:	Gavin Baiera
Title:	Authorized Signatory

[Shareholders Agreement Signature Page]

Schedule 1

Initial Directors

Paresh Patel

Eric Hoffman (Centerbridge appointment)

Kevin Mitchell

Loreen Spencer

Jim Macchiarola

Martin Dolan

[TBD (HCI appointment)]

[TBD (Joint appointment)]

Annex A

REGISTRATION RIGHTS

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Centerbridge hereby agree with respect to the Company Registrable Securities, as follows:

Section 1. Demand Registrations.

1.01 Requests for Registration. At any time and from after the fourth (4th) anniversary of the Effective Date, Centerbridge may request (x) one registration under the Securities Act of all or any portion of its Company Registrable Securities resulting in anticipated proceeds to Centerbridge of at least $40 million on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or (y) registration (not more than two times in a twelve month period) of its Company Registrable Securities on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available, if such Short-Form Registration would result in anticipated proceeds to Centerbridge of at least $5 million (any such requested registration, a “Demand Registration”). If Form S-3 is then available to the Registrant, Centerbridge may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Registrant is a WKSI at the time any such request is submitted to the Registrant or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by Centerbridge and (if known) the intended method of distribution.

1.02 Form of Registrations; Selection of Underwriters. Any Long-Form Registration will be an underwritten registration unless otherwise approved by Centerbridge, such approval not to be unreasonably withheld. The Company shall, with the consent of Centerbridge, not to be unreasonably withheld, select the legal counsel, the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Demand Registration or Shelf Offering.

1.03 Shelf Registrations.

(a) For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, Centerbridge will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities pursuant to such registration statement (“Shelf Registrable Securities”). If Centerbridge desires to sell Registrable Securities pursuant to an underwritten offering, then Centerbridge may deliver to the Registrant a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that Centerbridge desires to sell pursuant to such underwritten offering (the “Shelf Offering”). The Registrant will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1.04, use its commercially reasonable efforts to consummate such Shelf Offering.

Annex B-1

(b) If Centerbridge desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”) then Centerbridge may notify the Registrant of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence.

(c) All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1.03 shall be determined by Centerbridge, and the Registrant shall use its commercially reasonable efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, Centerbridge may revoke or withdraw such notice of a Demand Registration or Shelf Offering Notice without liability to Centerbridge by providing written notice to the Registrant.

1.04 Priority on Demand Registrations and Shelf Offerings. The Registrant will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of Centerbridge unless all Registrable Securities requested to be included by Centerbridge in such Demand Registration are included therein. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Registrant in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Registrant will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included by Centerbridge.

1.05 Restrictions on Demand Registration and Shelf Offerings. The Registrant may postpone, by notice in writing to Centerbridge, for up to 60 days (or with the consent of Centerbridge, a longer period) from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to Centerbridge if the following conditions are met: (A) the Registrant determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Registrant or any Subsidiary of the Registrant to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Registrant or (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Registrant has a bona fide business purpose for preserving

Annex B-1

the confidentiality of such information, or (y) disclosure would have a material adverse effect on the Registrant or the Registrant’s ability to consummate a transaction. The Registrant may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1.05 only two times in any twelve (12)-month period.

1.06 Other Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Centerbridge, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis or on a subordinate basis to the Registrable Securities in the Company held by Centerbridge; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities of the Company held by such holder or prospective holder.

Section 2. Piggyback Registrations. Whenever the Registrant proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “Piggyback Registration”), the Registrant will give prompt written notice to Centerbridge of its intention to effect such Piggyback Registration and, subject to the following sentence, will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Registrant has received written requests for inclusion therein within ten (10) days after delivery of the Registrant’s notice. Centerbridge’s Registrable Securities requested to be included in such registration shall be included if, in the opinion of the managing underwriters, the number of securities requested to be included in such registration can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering. Centerbridge may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement becoming effective. The Registrant will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

Section 3. Registration Procedures.

3.01 Registrant Obligations. Whenever Centerbridge has requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Registrant will use its reasonable commercial efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Registrant will as expeditiously as possible:

(a) prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Registrant will furnish to the

Annex B-1

counsel selected by Centerbridge covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel to be considered by Registrant in good faith);

(b) notify Centerbridge of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Registrant or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish, without charge, to Centerbridge and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Centerbridge (the Registrant hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Registrant will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

Annex B-1

(f) notify in writing Centerbridge (A) promptly after it receives written notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, if required by applicable law or to the extent requested by Centerbridge, such Shareholder will use its commercially reasonable efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Registrant in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(g) (A) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Registrant are then listed and, if not so listed, to be listed on a securities exchange;

(h) use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as Centerbridge or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) make available for inspection by Centerbridge, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Registrant as will be necessary to enable them to exercise their due diligence responsibility, and cause the Registrant’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

Annex B-1

(k) take commercially reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Registrant’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m) use commercially reasonable efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common equity included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, commercially reasonable efforts to obtain promptly the withdrawal of such order;

(n) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o) cooperate with the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any;

(p) if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Registrant’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Registrant, the Registrant will take such action as is necessary to make any such prohibition inapplicable;

Annex B-1

(r) cooperate with each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of common equity of the Registrant are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(s) in the case of any underwritten offering, use its commercially reasonable efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from such Registrant’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(t) use its commercially reasonable efforts to provide (A) a legal opinion of the Registrant’s outside counsel, dated the effective date of such registration statement addressed to the Registrant, (B) on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Registrant’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Registrant’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Registrant as may be requested by Centerbridge or any underwriter of such Registrable Securities;

(u) if the Registrant files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v) if the Registrant does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(w) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Registrant is required to re-evaluate its WKSI status the Registrant determines that it is not

Annex B-1

a WKSI, use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

Section 4. Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by Centerbridge, not to exceed $150,000 per registration in the event that Registrant is also registering shares in such registration or $500,000 per registration in the event that Centerbridge is the only party registering shares in such registration, in connection with the performance of or compliance with this Agreement or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Registrant, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Registrant and of all independent certified public accountants of the Registrant (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Registrant so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Registrant are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Registrant, (ix) all reasonable fees and disbursements of one legal counsel for Centerbridge together with any necessary local counsel as may be required by Centerbridge, (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Registrant or Centerbridge in connection with any Registration (xii) all of the Registrant’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Registrant shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for Centerbridge’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Annex B-1

Exhibit A

FORM OF JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of [DATE] (the “Shareholders Agreement”) among TypTap Insurance Group, Inc. and certain other parties, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of, and shall be deemed to have made all of the representations and warranties of a “Shareholder” thereunder as if it had executed the Shareholders Agreement (including, without limitation, the representations and warranties contained in Section 8 of the Shareholders Agreement) and all of such representations and warranties are true and correct as of the date hereof as if such representations and warranties were made by the Joining Party. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:            ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

B-1

Exhibit B

FORM OF SPOUSAL CONSENT

I, _______________, am the spouse of ______________________, a holder of [identify securities], without par value per share, of TypTap Insurance Group, Inc., a Florida corporation (the “Company”). I understand that my spouse is a party to the Shareholders Agreement of the Company, dated [●], 2021 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

I understand that the Shareholders Agreement contains certain provisions regarding my acquiring or retaining any equity Equity securities Securities of the Company and regarding my rights to receive equity Equity securities Securities of the Company. I agree that I may not acquire any such equity Equity securities Securities of the Company (whether by gift, purchase, will, intestate succession, operation of law or decree, order or injunction of any court, division of community or marital property, or otherwise), except in compliance with the terms of the Stockholders Shareholders Agreement. I acknowledge and understand that if I ever propose to acquire any such equity Equity securities Securities of the Company in compliance with the Shareholders Agreement, I must first agree to become a party to the Shareholders Agreement. I further acknowledge and agree that any interest I may have in equity Equity securities Securities of the Company issued by the Company (whether as a result of community property rights or otherwise) as of the date hereof is subject to the provisions of the Shareholders Agreement. Executed as of the ______ day of ______, ______.

Name:

Address:

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